SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (Date of earliest event reported):  November 8, 1999

                      AMERICAN HOME PRODUCTS CORPORATION
            (Exact name of registrant as specified in its charter)


        Delaware                     1-1225                13-2526821
(State or other jurisdiction    (Commission File          (IRS Employer
of incorporation)                    Number)           Identification No.)




Five Giralda Farms, Madison, New Jersey                       07940
(Address of Principal Executive Offices)                     (Zip Code)



       Registrant's telephone number, including area code:  973-660-5000

Item 5.  Other Events

          Copies of the joint American Home Products Corporation ("AHP") and Warner-Lambert Company ("Warner-Lambert") press release with respect to the meeting with analysts (the "Joint Analyst Presentation") by AHP and Warner-Lambert, and the visual portion of such presentation, are filed as Exhibits
99.1 and 99.2 hereto, respectively, and are incorporated herein by reference.

          Statements made in the Joint Analyst Presentation that state the intentions, beliefs, expectations or predictions of AHP, Warner-Lambert, or their respective managements for the future are forward-looking statements. It is important to note that both AHP's and Warner-Lambert's actual results could differ materially from those projected in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the filings of each of AHP and Warner-Lambert with the U.S. Securities and Exchange Commission (the "SEC"). Copies of these filings may be obtained by contacting AHP or Warner-Lambert, as applicable, or the SEC.

          Investors are urged to read the joint proxy statement/prospectus including any amendments or supplements thereto (the "Joint Proxy Statement/Prospectus") which will be prepared by AHP, Wolverine Sub Corp., a Delaware corporation and a wholly owned subsidiary of AHP, and Warner-Lambert in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of November 3, 1999, among AHP, Wolverine Sub Corp. and Warner-Lambert. Investors are urged to read the Joint Proxy Statement/Prospectus because it will contain important information to investors. When completed, the Joint Proxy Statement/Prospectus will be mailed to the stockholders of each company. Copies of the Joint Proxy Statement/Prospectus may be obtained for free by contacting Warner-Lambert or AHP and at the SEC's web site www.sec.gov.

Item 7.    Financial Statements and Exhibits

     (c)  Exhibits

          (99.1) Press Release, dated November 8, 1999, with respect to the Joint Analyst Presentation

          (99.2)    Joint Analyst Presentation



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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

                          AMERICAN HOME PRODUCTS CORPORATION



                         By:  /s/ Paul J. Jones
                              ------------------------------------------
                              Name:      Paul J. Jones
                              Title:     Vice President and Comptroller
                                         (Duly Authorized Signatory and
                                         Chief Accounting Officer)



Dated:  November 9, 1999


































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

                                 EXHIBIT INDEX



          (99.1) Press Release, dated November 8, 1999, with respect to the Joint Analyst Presentation

          (99.2)    Joint Analyst Presentation








































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